                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  NOVEMBER 1, 1998

                         QUALITY SEMICONDUCTOR, INC.
           (Exact name of Registrant as specified in its charter)


         California                       2-23128                77-0199189
         ----------                       -------                ----------
(State or other jurisdiction of   (Commission File Number)     (I.R.S.Employer
 incorporation or organization)                              Identification No.)



                              851 Martin Avenue
                            Santa Clara, CA 95050
                            ---------------------
             (Address of principal executive offices) (Zip code)


                               (408) 450-8000
                               --------------
            (Registrant's telephone number, including area code)

ITEM 5.         OTHER EVENTS

      (a) On November 2, 1998, Quality Semiconductor, Inc. (the "Registrant") and Integrated Device Technology, Inc. ("IDT") jointly announced
                                                       ---
the execution of an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly-owned subsidiary of IDT will be merged with and into the Registrant (the "Merger"). Consummation of the Merger is subject to certain closing conditions, including approval by the Registrant's shareholders and regulatory approval.

                Pursuant to the Merger Agreement each outstanding share of Common Stock of the Registrant will be exchanged for 0.6875 shares of Common Stock of IDT in a tax-free stock-for-stock exchange. This ratio was determined by arms-length negotiations among the parties. It is anticipated that the combination will be accounted for as a pooling of interest. The parties intend to file a registration statement on Form S-4 under the Securities Act of 1933, as amended to register the shares issued to the Registrant's shareholders in the merger. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.


ITEM 7.         FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                EXHIBITS

      (c)       EXHIBITS.
                --------

                10.20 Agreement and Plan of Merger By and Among Integrated Device Technology, Inc., Penguin Acquisition, Inc., and Quality Semiconductor, Inc., dated November 1, 1998.

                99 Press Release dated November 2, 1998 announcing the execution of the Agreement and Plan of Merger.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                              QUALITY SEMICONDUCTOR, INC.
                                              (Registrant)



Date:   November 3, 1998                      By:   /s/ R. Paul Gupta
                                                    --------------------------
                                                    R. Paul Gupta
                                                      President and Chief
                                                      Executive Officer

                               INDEX TO EXHIBITS



Exhibit Number
--------------

10.20 Agreement and Plan of Merger By and Among Integrated Device Technology, Inc., Penguin Acquisition, Inc., and Quality Semiconductor, Inc. dated November 1, 1998.


99 Press Release dated November 2, 1998 announcing the execution of the Agreement and Plan of Merger.